UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

Current Report Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2013

Sajan, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

000-051560	42-1881957
(Commission File Number)	(IRS Employer
Identification No.)
625 Whitetail Blvd. River Falls, Wisconsin 54022
(Address of principal executive offices) (Zip Code)

(715) 426-9505
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) amends and supplements the Current Report on Form 8-K filed by Sajan, Inc. (the “Company”) with the Securities and Exchange Commission on June 14, 2013. The sole purpose of the Amendment is to disclose the decision by the Company’s Board of Directors regarding how frequently the Company will conduct future non-binding and advisory stockholder votes on the compensation of the Company’s named executive officers.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously reported, on June 12, 2013 the Company held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). In its Current Report on Form 8-K filed on June 14, 2013, the Company reported the results of voting at the Annual Meeting, including the recommendation by its stockholders, on a non-binding and advisory basis, of a one-year frequency for non-binding and advisory votes on the compensation of the Company’s named executive officers.

The Company is hereby amending its Current Report on Form 8-K filed on June 14, 2013 as stated herein and as added by item 5 below.

5. In light of the recommendation at the Annual Meeting by its stockholders, on a non-binding and advisory basis, of a one-year frequency for non-binding and advisory votes on the compensation of the Company’s named executive officers, the Company will hold future non-binding and advisory stockholder votes on the compensation of the Company’s named executive officers every year until its next vote on the frequency of such stockholder advisory votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2013

Sajan, Inc.

/s/ Thomas P. Skiba
Thomas P. Skiba
Chief Financial Officer